EXHIBIT 25
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

                            Statement of Eligibility
                      Under the Trust Indenture Act of 1939
                      of a Corporation Designated to Act as
                                     Trustee

                      Check if an Application to Determine
                  Eligibility of a Trustee Pursuant to Section
                            305(b)(2) _______________

                          HARRIS TRUST AND SAVINGS BANK
                                (NAME OF TRUSTEE)

         Illinois                                       36-1194448
(STATE OF INCORPORATION)                   (I.R.S. EMPLOYER IDENTIFICATION NO.)

                 111 West Monroe Street; Chicago, Illinois 60603
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                Frank A. Pierson; Harris Trust and Savings Bank;
                311 West Monroe Street; Chicago, Illinois, 60606
                                  312/461-2533
           (NAME, ADDRESS AND TELEPHONE NUMBER FOR AGENT FOR SERVICE)

                                ENRON CORPORATION
                                (NAME OF OBLIGOR)

                                    Delaware
                            (STATE OF INCORPORATION)

                                   47-0255140
                     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                                1400 Smith Street
                              Houston, Texas 77002
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 Debt Securities
                         (TITLE OF INDENTURE SECURITIES)

1.   GENERAL INFORMATION. Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

                  Commissioner of Banks and Trust Companies, State of Illinois, Springfield, Illinois; Chicago Clearing House Association, 164 West Jackson Boulevard, Chicago, Illinois; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System,Washington, D.C.

         (b)  Whether it is authorized to exercise corporate trust powers.

                  Harris Trust and Savings Bank is authorized to exercise corporate trust powers.

2. AFFILIATIONS WITH OBLIGOR. If the Obligor is an affiliate of the Trustee, describe each such affiliation.

                  The Obligor is not an affiliate of the Trustee.

3.   thru 15.

                  NO RESPONSE NECESSARY

16.  LIST OF EXHIBITS.

         1. A copy of the articles of association of the Trustee is now in effect which includes the authority of the trustee to commence business and to exercise corporate trust powers.

              A copy of the Certificate of Merger dated April 1, 1972 between Harris Trust and Savings Bank, HTS Bank and Harris Bankcorp, Inc. which constitutes the articles of association of the Trustee as now in effect and includes the authority of the Trustee to commence business and to exercise corporate trust powers was filed in connection with the Registration Statement of Louisville Gas and Electric Company, File No. 2-44295, and is incorporated herein by reference.

         2.   A copy of the existing by-laws of the Trustee.

                  A copy of the existing by-laws of the Trustee was filed in connection with the Registration Statement of C-Cube Microsystems, Inc.; File No. 33-97166, and is incorporated herein by reference.

         3.   The consents of the Trustee required by Section 321(b) of the Act.

                  (included as Exhibit A on page 2 of this statement)

         4. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

                  (included as Exhibit B on page 3 of this statement)

                                       1

                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HARRIS TRUST AND SAVINGS BANK, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 24th day of October, 1995.

HARRIS TRUST AND SAVINGS BANK

By: ___________________________________
         Frank A. Pierson
         Vice President

                                                                      EXHIBIT A

The consents of the Trustee required by Section 321(b) of the Act.

Harris Trust and Savings Bank, as the Trustee herein named, hereby consents that reports of examinations of said trustee by Federal and State authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

HARRIS TRUST AND SAVINGS BANK

By: ___________________________________
         Frank A. Pierson
         Vice President

                                                                      EXHIBIT B

Attached is a true and correct copy of the statement of condition of Harris Trust and Savings Bank as of June 30, 1995, as published in accordance with a call made by the State Banking Authority and by the Federal Reserve Bank of the Seventh Reserve District.

[GRAPHIC OMITTED]                  HARRIS BANK

                          Harris Trust and Savings Bank
                             111 West Monroe Street
                             Chicago, Illinois 60603

of Chicago, Illinois, And Foreign and Domestic Subsidiaries, at the close of business on June 30, 1995, a state banking institution organized and operating under the banking laws of this State and a member of the Federal Reserve System. Published in accordance with a call made by the Commissioner of Banks and Trust Companies of the State of Illinois and by the Federal Reserve Bank of this District.

                         Bank's Transit Number 71000288

                                                                                                              THOUSANDS
                         ASSETS                                                                              OF DOLLARS
                                                                                                             ----------
CASH AND BALANCES DUE FROM DEPOSITORY INSTITUTIONS:
         NON-INTEREST BEARING BALANCES AND CURRENCY AND
COIN .......................................................................................                             $   975,130
         INTEREST BEARING
BALANCES ...................................................................................                             $   619,550
SECURITIES: ................................................................................
A.  HELD-TO-MATURITY SECURITIES ............................................................                             $   654,606
B.  AVAILABLE-FOR-SALE SECURITIES ..........................................................                             $ 1,597,462
FEDERAL FUNDS SOLD AND SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL IN
     DOMESTIC OFFICES OF THE BANK AND OF ITS EDGE AND AGREEMENT SUBSIDIARIES,
     AND IN IBF'S:
         FEDERAL FUNDS
SOLD .......................................................................................                             $   272,684
         SECURITIES PURCHASED UNDER AGREEMENTS TO
RESELL .....................................................................................                             $         0
LOANS AND LEASE FINANCING RECEIVABLES:
         LOANS AND LEASES, NET OF UNEARNED
INCOME .....................................................................................         $ 7,184,420
         LESS:  ALLOWANCE FOR LOAN AND LEASE
LOSSES .....................................................................................         $    91,061
                                                                                                     -----------
         LOANS AND LEASES, NET OF UNEARNED INCOME, ALLOWANCE, AND RESERVE
         (ITEM 4.A MINUS
4.B) .......................................................................................                            $ 7,093,359
ASSETS HELD IN TRADING
ACCOUNTS ...................................................................................                            $   335,699
PREMISES AND FIXED ASSETS (INCLUDING CAPITALIZED
LEASES) ....................................................................................                            $   139,368
OTHER REAL ESTATE
OWNED ......................................................................................                            $     1,018
INVESTMENTS IN UNCONSOLIDATED SUBSIDIARIES AND ASSOCIATED
COMPANIES ..................................................................................                            $       195
CUSTOMER'S LIABILITY TO THIS BANK ON ACCEPTANCES
OUTSTANDING ................................................................................                            $   120,891
INTANGIBLE
ASSETS .....................................................................................                            $    21,763
OTHER
ASSETS .....................................................................................                            $   246,739
                                                                                                     ------------------------------
TOTAL ASSETS ...............................................................................                            $12,078,464
                                                                                                     ==============================
                                          LIABILITIES
DEPOSITS:
     IN DOMESTIC
OFFICES ....................................................................................                           $  4,184,673
         NON-INTEREST
BEARING ....................................................................................         $  2,391,354
         INTEREST
BEARING ....................................................................................         $  1,793,319
     IN FOREIGN OFFICES, EDGE AND AGREEMENT SUBSIDIARIES, AND
IBF'S ......................................................................................                           $  2,559,227
         NON-INTEREST
BEARING ....................................................................................         $     33,115
         INTEREST
BEARING ....................................................................................         $  2,526,112
FEDERAL FUNDS PURCHASED AND SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE IN DOMESTIC
OFFICES OF THE BANK AND OF ITS EDGE AND AGREEMENT SUBSIDIARIES, AND IN IBF'S:
     FEDERAL FUNDS
PURCHASED ..................................................................................                           $  1,361,248
     SECURITIES SOLD UNDER AGREEMENTS TO
REPURCHASE .................................................................................                           $  1,496,277
TRADING LIABILITIES ........................................................................                           $    264,633
OTHER BORROWED
MONEY:
A.  WITH ORIGINAL MATURITY OF ONE YEAR OR LESS .............................................                           $    883,157
B.  WITH ORIGINAL MATURITY OF MORE THAN ONE YEAR ...........................................                           $     13,390
BANK'S LIABILITY ON ACCEPTANCES EXECUTED AND OUTSTANDING ...................................                           $    120,891
SUBORDINATED NOTES AND
DEBENTURES .................................................................................                           $    235,000
OTHER
LIABILITIES ................................................................................                           $    178,632
                                                                                                     ==============================

TOTAL LIABILITIES ..........................................................................                           $ 11,297,128
                                                                                                     ==============================
                                         EQUITY CAPITAL
COMMON
STOCK ......................................................................................                           $    100,000
SURPLUS ....................................................................................                           $    275,000
A.  UNDIVIDED PROFITS AND CAPITAL RESERVES .................................................                           $    409,797
B.  NET UNREALIZED HOLDING GAINS (LOSSES) ON AVAILABLE-FOR-SALE SECURITIES .................                           ($     3,461)
                                                                                                     ------------------------------

TOTAL EQUITY CAPITAL .......................................................................                           $    781,336
                                                                                                     ==============================
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK, AND EQUITY
CAPITAL ....................................................................................                           $ 12,078,464
                                                                                                     ==============================

         I, Steve Neudecker, Vice President of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                 STEVE NEUDECKER
                                     7/28/95

         We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and, to the best of our knowledge and belief, has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and the Commissioner of Banks and Trust Companies of the State of Illinois and is true and correct.

                  ALAN G. McNALLY,
                  DONALD S. HUNT,
                  JAMES J. GLASSER,
                                                                   Directors.